Contact:

Sebastien Reyes

Director of Investor Relations

U-Haul Holding Company

(602) 263-6601

Sebastien_Reyes@uhaul.com

U-HAUL HOLDING COMPANY REPORTS FIRST QUARTER FISCAL 2025 FINANCIAL RESULTS

RENO, Nev. (August 7, 2024)—U-Haul Holding Company (NYSE: UHAL, UHAL.B), parent of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company, today reported net earnings available to common shareholders for its first quarter ended June 30, 2024, of $195.4 million, compared with net earnings of $256.8 million for the same period last year. Earnings per share for Non-Voting Shares (UHAL.B) were $1.00 for the first quarter of fiscal 2025 compared to $1.31 for the same period in fiscal 2024.

“We are making incremental progress serving more moving customers and filling storage rooms,” stated Joe Shoen, chairman of U-Haul Holding Company. “Transactions and revenue per transaction improved for both In-Town and One-way moves this quarter. Storage rooms rented are up. Most of our lines of business are hotly contested. As competitors continue to mimic our customer service, we have to implement more ways to satisfy the customer. This is a race, and the customer is the eventual winner.”

Highlights of First Quarter Fiscal 2025 Results

•
Self-storage revenues increased $16.8 million, or 8.4% versus the first quarter of fiscal year 2024.
o
Same store occupancy decreased 1.2% to 93.9%, revenue per foot increased 4.7%, and the number of locations qualifying for the pool increased by 59.
o
Total portfolio occupied rooms increased 31,582 or 5.6% compared to June 30, 2023.
o
During the quarter we added 17 new locations with storage and 1.7 million net rentable square feet (nrsf). Eight were acquisitions of existing storage locations totaling 0.4 million nrsf and nine were internally developed. These newly developed locations along with expansion projects at existing facilities accounted for the remaining 1.3 million nrsf.
o
We have approximately 16.9 million nrsf in development or pending.
•
Self-moving equipment rental revenues increased $15.1 million, or 1.5% versus first quarter of fiscal year 2024 marking our first year-over-year improvement in eight quarters. Transactions and revenue per transaction improved for both our In-Town and One-Way markets compared to the first quarter of fiscal 2024.
•
Moving and Storage Other Revenue increased $9.0 million or 7.3% versus the first quarter of fiscal 2024 due to growth of our U-Box product offering.
•
Moving and Storage earnings from operations, adjusted to remove interest income, decreased $64.3 million compared to the first quarter of fiscal 2024.
•
Reduced gains from the disposal of retired rental equipment accounted for $47.9 million of the decrease while fleet depreciation increased $22.3 million and real estate related depreciation increased $6.8 million.
•
Fleet maintenance and repair costs declined $20.8 million.
•
Moving and Storage earnings before interest, taxes and depreciation (EBITDA), adjusted to remove interest income, increased $16.5 million compared to the first quarter of fiscal 2024.

•
Cash and credit availability at the Moving and Storage segment was $1,566.8 million as of June 30, 2024 compared with $1,886.3 million at March 31, 2024.
•
On June 5, 2024, we declared a cash dividend on our Non-Voting Common Stock of $0.05 per share to holders of record on June 17, 2024. The dividend was paid on June 28, 2024.
•
We are holding our 18th Annual Virtual Analyst and Investor meeting on Thursday, August 15, 2024 at 11 a.m. Arizona Time (2 p.m. Eastern). This is an opportunity to interact directly with Company representatives through a live video webcast at investors.uhaul.com. A brief presentation by the Company will be followed by a question-and-answer session.
•
Supplemental financial information as of June 30, 2024 is available at investors.uhaul.com under “Investor Kit”.

U-Haul Holding Company will hold its investor call for the first quarter of fiscal 2025 on Thursday, August 8, 2023, at 8 a.m. Arizona Time (11 a.m. Eastern). The call will be broadcast live over the Internet at investors.uhaul.com. To hear a simulcast of the call, or a replay, visit investors.uhaul.com.

About U-Haul Holding Company

U-Haul Holding Company is the parent company of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company. U-Haul is in the shared use business and was founded on the fundamental philosophy that the division of use and specialization of ownership is good for both U-Haul customers and the environment.

About U-Haul
Since 1945, U-Haul has been the No. 1 choice of do-it-yourself movers, with a network of more than 23,000 locations across all 50 states and 10 Canadian provinces. U-Haul Truck Share 24/7 offers secure access to U-Haul trucks every hour of every day through the customer dispatch option on their smartphones and our patented Live Verify technology. Our customers' patronage has enabled the U-Haul fleet to grow to approximately 192,000 trucks, 138,700 trailers and 39,500 towing devices. U-Haul is the third largest self-storage operator in North America and offers 1,024,000 rentable storage units and 88.5 million square feet of self-storage space at owned and managed facilities. U-Haul is the largest retailer of propane in the U.S., and continues to be the largest installer of permanent trailer hitches in the automotive aftermarket industry. U-Haul has been recognized repeatedly as a leading "Best for Vets" employer and was recently named one of the 15 Healthiest Workplaces in America.

Certain of the statements made in this press release regarding our business constitute forward-looking statements as contemplated under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of various risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. For a brief discussion of the risks and uncertainties that may affect U-Haul Holding Company’s business and future operating results, please refer to our Form 10-Q for the quarter ended June 30, 2024, which is on file with the SEC.

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Report on Business Operations

Listed below on a consolidated basis are revenues for our major product lines for the first quarter of fiscal 2025 and 2024.

	Quarter Ended June 30,
	2024	2023
	(Unaudited)
	(In thousands)
Self-moving equipment rental revenues	$$1,014,332	$999,206
Self-storage revenues	215,737	198,961
Self-moving and self-storage product and service sales	96,591	100,872
Property management fees	9,495	9,177
Life insurance premiums	20,740	23,131
Property and casualty insurance premiums	21,229	20,322
Net investment and interest income	37,125	64,592
Other revenue	133,241	124,047
Consolidated revenue	$$1,548,490	$1,540,308

Listed below are revenues and earnings from operations at each of our operating segments for the first quarter of fiscal 2025 and 2024.

	Quarter Ended June 30,
	2024	2023
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$$1,469,161	$1,459,513
Earnings from operations before equity in earnings of subsidiaries	295,058	386,691
Property and casualty insurance
Revenues	28,178	27,839
Earnings from operations	11,483	11,982
Life insurance
Revenues	53,749	55,681
Earnings (losses) from operations	(47)	1,356
Eliminations
Revenues	(2,598)	(2,725)
Earnings from operations before equity in earnings of subsidiaries	(252)	(371)
Consolidated Results
Revenues	1,548,490	1,540,308
Earnings from operations	306,242	399,658

Debt Metrics

Debt Metrics
(in thousands)(unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Real estate secured debt	$2,497,239	$2,562,620	$2,716,180	$2,771,027	$2,744,416
Unsecured debt	1,200,000	1,200,000	1,200,000	1,200,000	1,200,000
Fleet secured debt	2,544,235	2,470,603	2,482,356	2,392,021	2,305,116
Other secured debt	70,202	70,815	72,869	73,752	74,250
Total debt	6,311,676	6,304,038	6,471,405	6,436,800	6,323,782

Moving and Storage cash	$1,071,779	$1,380,165	$1,736,295	$2,068,790	$2,302,380
Moving and Storage assets	16,447,193	16,149,748	16,193,912	16,156,182	15,742,770
Moving and Storage EBITDA (TTM)**	1,584,461	1,567,985	1,593,446	1,683,912	1,789,024

Net debt to EBITDA	3.3	3.1	3.0	2.6	2.2
Net debt to total assets	31.9%	30.5%	29.2%	27.0%	25.5%

Percent of debt floating	7.7%	7.2%	6.9%	6.3%	7.7%
Percent of debt fixed	92.3%	92.8%	93.1%	93.7%	92.3%
Percent of debt unsecured	19.0%	19.0%	18.5%	18.6%	19.0%

Unencumbered asset ratio*	4.72x	4.43x	4.00x	3.74x	3.55x

* Unencumbered asset value compared to unsecured debt committed, outstanding or not. Unencumbered assets valued at the higher of historical cost or allocated NOI valued at a 10% cap rate, minimum required is 2.0x

** Moving and Storage EBITDA (TTM) for December 31, 2023, September 30, 2023 and June 30, 2023 have been adjusted from previously presented earnings releases as Moving and Storage interest income has been classified as Other interest income.

The components of depreciation, net of gains on disposals are as follows:

	Quarter Ended June 30,
	2024	2023
	(Unaudited)
	(In thousands)
Depreciation expense - rental equipment	$157,528	$135,192
Depreciation expense - non rental equipment	23,961	22,302
Depreciation expense - real estate	42,824	35,981
Total depreciation expense	$224,313	$193,475

Gains on disposals of rental equipment	(7,948)	(55,807)
Losses on disposals of non-rental equipment	180	146
Total gains on disposals equipment	$(7,768)	$(55,661)

Depreciation, net of gains on disposals	$216,545	$137,814

Losses on disposals of real estate	$3,104	$1,021

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned locations follows:

	Quarter Ended June 30,
	2024	2023
	(Unaudited)
	(In thousands, except occupancy rate)
Unit count as of June 30	748	683
Square footage as of June 30	63,586	57,530
Average monthly number of units occupied	594	563
Average monthly occupancy rate based on unit count	80.0%	82.8%
End of June occupancy rate based on unit count	81.0%	83.9%
Average monthly square footage occupied	51,717	48,627

Self-Storage Portfolio Summary
As of June 30, 2024
(unaudited)
U-Haul Owned Store Data by State
				Annual
State/		Units	Rentable	Revenue	Occupancy
Province	Stores	Occupied	Square Feet	Per Foot	During Qtr
Texas	94	38,312	4,464,055	$14.68	77.1%
California	88	33,736	3,167,630	$21.03	81.9%
Florida	85	33,797	3,734,856	$18.33	76.0%
Illinois	81	37,664	3,697,392	$15.66	84.7%
Pennsylvania	69	28,798	2,856,385	$17.47	77.2%
New York	66	27,974	2,610,967	$23.12	78.5%
Ohio	58	24,937	2,538,932	$14.86	81.6%
Michigan	57	20,317	2,080,132	$15.58	84.5%
Georgia	49	22,415	2,402,474	$16.24	85.6%
Arizona	43	25,181	2,736,396	$15.40	81.8%
Wisconsin	43	17,296	1,961,885	$13.30	77.8%
Washington	37	13,689	1,496,099	$16.77	74.3%
North Carolina	37	16,851	1,837,893	$15.25	76.4%
Tennessee	36	15,228	1,520,055	$14.76	87.6%
Missouri	35	13,042	1,590,061	$14.56	73.5%
New Jersey	34	16,114	1,516,125	$20.73	81.5%
Indiana	33	11,006	1,173,055	$13.75	81.2%
Ontario	32	11,439	1,209,530	$23.14	72.4%
Massachusetts	31	11,269	995,742	$20.45	85.8%
Alabama	27	7,337	843,169	$13.92	77.9%

Top 20 Totals	1,035	426,402	44,432,835	$16.91	79.9%

All Others	461	179,637	19,229,462	$16.20	80.3%

1Q 2025 Totals	1,496	606,039	63,662,297	$16.70	80.0%

Same Store 1Q25	879	310,441	28,233,523	$17.05	93.9%
Same Store 1Q24	820	266,447	24,473,487	$16.28	95.1%
Same Store 1Q23	718	222,894	20,716,950	$14.79	96.8%

Non Same Store 1Q25	617	295,598	35,428,773	$16.30	69.1%
Non Same Store 1Q24	616	307,371	33,132,703	$16.03	74.4%
Non Same Store 1Q23	659	308,734	31,203,865	$15.14	77.1%

Same Store Pool Held Constant for Prior Periods
Same Store 1Q25	879	310,441	28,233,523	$17.05	93.9%
Same Store 1Q24	879	313,525	28,216,246	$16.30	94.9%
Same Store 1Q23	879	312,171	28,196,738	$14.98	94.4%

Non-Same Store 1Q25	617	295,598	35,428,773	$16.30	69.1%
Non-Same Store 1Q24	555	260,952	29,457,657	$15.95	71.7%
Non-Same Store 1Q23	497	220,545	23,825,830	$14.97	73.3%

Note: Store Count, Units, and NRSF figures reflect active storage locations for the last month of the reporting quarter.
Occupancy % reflects average occupancy during the reporting quarter.
Revenue per foot is average revenue per occupied foot over the trailing twelve months ending June 2024.
Same store includes storage locations with rentable storage inventory for more than three years and have had a capacity change of less than twenty units for any year-over-year period of the reporting month.
The locations have occupancy each month during the last three years and have achieved 80% or greater physical occupancy for the last two years.
Prior year Same Store figures are for locations meeting the Same Store criteria as of the prior year reporting month.

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2024	2024
	(Unaudited)
	(In thousands)
ASSETS
Cash and cash equivalents	$1,153,161	$1,534,544
Trade receivables and reinsurance recoverables, net	253,638	215,908
Inventories and parts	157,625	150,940
Prepaid expenses	248,147	246,082
Fixed maturity securities available-for-sale, net, at fair value	2,395,890	2,442,504
Equity securities, at fair value	74,066	66,274
Investments, other	638,423	633,936
Deferred policy acquisition costs, net	119,806	121,224
Other assets	123,878	111,743
Right of use assets - financing, net	265,744	289,305
Right of use assets - operating, net	53,255	53,712
Related party assets	67,254	57,934
	5,550,887	5,924,106
Property, plant and equipment, at cost:
Land	1,727,668	1,670,033
Buildings and improvements	8,591,016	8,237,354
Furniture and equipment	1,014,086	1,003,770
Rental trailers and other rental equipment	960,853	936,303
Rental trucks	6,670,443	6,338,324
	18,964,066	18,185,784
Less: Accumulated depreciation	(5,209,526)	(5,051,132)
Total property, plant and equipment, net	13,754,540	13,134,652
Total assets	$19,305,427	$19,058,758
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$833,296	$783,084
Notes, loans and finance leases payable, net	6,280,305	6,271,362
Operating lease liabilities	54,485	55,032
Policy benefits and losses, claims and loss expenses payable	841,861	849,113
Liabilities from investment contracts	2,406,464	2,411,352
Other policyholders' funds and liabilities	5,832	18,070
Deferred income	62,587	51,175
Deferred income taxes, net	1,470,156	1,447,125
Total liabilities	11,954,986	11,886,313

Common stock	10,497	10,497
Non-voting common stock	176	176
Additional paid-in capital	462,548	462,548
Accumulated other comprehensive loss	(231,813)	(223,216)
Retained earnings	7,786,683	7,600,090
Cost of common stock in treasury, net	(525,653)	(525,653)
Cost of preferred stock in treasury, net	(151,997)	(151,997)
Total stockholders' equity	7,350,441	7,172,445
Total liabilities and stockholders' equity	$19,305,427	$19,058,758

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended June 30,
	2024	2023
	(Unaudited)
	(In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$1,014,332	$999,206
Self-storage revenues	215,737	198,961
Self-moving and self-storage products and service sales	96,591	100,872
Property management fees	9,495	9,177
Life insurance premiums	20,740	23,131
Property and casualty insurance premiums	21,229	20,322
Net investment and interest income	37,125	64,592
Other revenue	133,241	124,047
Total revenues	1,548,490	1,540,308

Costs and expenses:
Operating expenses	789,757	763,241
Commission expenses	112,571	106,927
Cost of sales	66,014	70,675
Benefits and losses	44,006	45,344
Amortization of deferred policy acquisition costs	4,646	8,045
Lease expense	5,605	7,583
Depreciation, net of gains on disposals	216,545	137,814
Net losses on disposal of real estate	3,104	1,021
Total costs and expenses	1,242,248	1,140,650

Earnings from operations	306,242	399,658
Other components of net periodic benefit costs	(372)	(365)
Other interest income	18,235	-
Interest expense	(67,218)	(60,598)
Fees on early extinguishment of debt and costs of defeasance	(495)	-
Pretax earnings	256,392	338,695
Income tax expense	(60,975)	(81,857)
Earnings available to common stockholders	$195,417	$256,838
Basic and diluted earnings per share of Common Stock	$0.95	$1.27
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings per share of Non-Voting Common Stock	$1.00	$1.31
Weighted average shares outstanding of Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

EARNINGS PER SHARE

We calculate earnings per share using the two-class method in accordance with Accounting Standards Codification Topic 260, Earnings Per Share. The two-class method allocates the undistributed earnings available to common stockholders to the Company’s outstanding common stock, $0.25 par value (the “Voting Common Stock”) and the Series N Non-Voting Common Stock, $0.001 par value (the “Non-Voting Common Stock”) based on each share’s percentage of total weighted average shares outstanding. The Voting Common Stock and Non-Voting Common Stock are allocated 10% and 90%, respectively, of our undistributed earnings available to common stockholders. This represents earnings available to common stockholders less the dividends declared for both the Voting Common Stock and Non-Voting Common Stock.

Our undistributed earnings per share is calculated by taking the undistributed earnings available to common stockholders and dividing this number by the weighted average shares outstanding for the respective stock. If there was a dividend declared for that period, the dividend per share is added to the undistributed earnings per share to calculate the basic and diluted earnings per share. The process is used for both Voting Common Stock and Non-Voting Common Stock.

The calculation of basic and diluted earnings per share for the quarters ended June 30, 2024 and 2023 for our Voting Common Stock and Non-Voting Common Stock were as follows:

	For the Quarter Ended
	June 30,
	2024	2023
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings available to common stockholders	$195,417	$256,838
Voting Common Stock dividends declared	–	–
Non-Voting Common Stock dividends declared	(8,824)	(7,059)
Undistributed earnings available to common stockholders	$186,593	$249,779
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$18,659	$24,978

Undistributed earnings per share of Voting Common Stock	$0.95	$1.27
Dividends declared per share of Voting Common Stock	$–	$–
Basic and diluted earnings per share of Voting Common Stock	$0.95	$1.27

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings available to common stockholders	$195,417	$256,838
Voting Common Stock dividends declared	–	–
Non-Voting Common Stock dividends declared	(8,824)	(7,059)
Undistributed earnings available to common stockholders	$186,593	$249,779
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$167,934	$224,801

Undistributed earnings per share of Non-Voting Common Stock	$0.95	$1.27
Dividends declared per share of Non-Voting Common Stock	$0.05	$0.04
Basic and diluted earnings per share of Non-Voting Common Stock	$1.00	$1.31

NON-GAAP FINANCIAL RECONCILIATION SCHEDULE

As of April 1, 2019, we adopted the new accounting standard for leases. Part of this adoption resulted in approximately $1 billion of property, plant and equipment, net (“PPE”) being reclassed to Right of use assets - financing, net (“ROU-financing”). The tables below show adjusted PPE as of June 30, 2024 and March 31, 2024, by including the ROU-financing. The assets included in ROU-financing are not a true book value as some of the assets are recorded at between 70% and 100% of value based on the lease agreement. This non-GAAP measure is intended as a supplemental measure of our balance sheet that is neither required by, nor presented in accordance with, GAAP. We believe that the use of this non-GAAP measure provides an additional tool for investors to use in evaluating our financial condition. This non-GAAP measure should not be considered in isolation or as a substitute for other measures calculated in accordance with GAAP.

			June 30,	March 31,
			2024	2024
	June 30,	ROU Assets	Property, Plant and Equipment	Property, Plant and Equipment
	2024	Financing	Adjusted	Adjusted
	(Unaudited)
	(In thousands)

Property, plant and equipment, at cost
Land	$1,727,668	$-	$1,727,668	$1,670,033
Buildings and improvements	8,591,016	-	8,591,016	8,237,354
Furniture and equipment	1,014,086	61	1,014,147	1,003,831
Rental trailers and other rental equipment	960,853	104,092	1,064,945	1,050,910
Rental trucks	6,670,443	585,415	7,255,858	6,945,845
Subtotal	18,964,066	689,568	19,653,634	18,907,973
Less: Accumulated depreciation	(5,209,526)	(423,824)	(5,633,350)	(5,484,016)
Total property, plant and equipment, net	$13,754,540	$265,744	$14,020,284	$13,423,957

			March 31,
			2024
	March 31,	ROU Assets	Property, Plant and Equipment
	2024	Financing	Adjusted

	(In thousands)
Property, plant and equipment, at cost
Land	$1,670,033	$-	$1,670,033
Buildings and improvements	8,237,354	-	8,237,354
Furniture and equipment	1,003,770	61	1,003,831
Rental trailers and other rental equipment	936,303	114,607	1,050,910
Rental trucks	6,338,324	607,521	6,945,845
Subtotal	18,185,784	722,189	18,907,973
Less: Accumulated depreciation	(5,051,132)	(432,884)	(5,484,016)
Total property, plant and equipment, net	$13,134,652	$289,305	$13,423,957

Non-GAAP Financial Measures

Below is a reconciliation of Moving and Storage non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation, and amortization ("EBITDA"). The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP. The earnings from operations for December 31, 2023, September 30, 2023 and June 30, 2023 have been adjusted from previously presented earnings releases as Moving and Storage interest income has been classified as Other interest income.

Moving and Storage EBITDA (In thousands, unaudited)	TTM
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Earnings from operations *	$831,802	$896,140	$980,169	$1,132,142	$1,273,901

Depreciation	848,727	817,889	793,940	768,475	749,210
Net gains on disposals	(106,065)	(153,958)	(186,541)	(220,858)	(238,397)
Net losses on disposal of real estate	9,997	7,914	5,878	4,153	4,310
Depreciation, net of (gains) losses on disposals	752,659	671,845	613,277	551,770	515,123

EBITDA	$1,584,461	$1,567,985	$1,593,446	$1,683,912	$1,789,024

* before insurance subsidiaries

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